First Industrial Realty Trust Announces
Appointment of Marcus L. Smith to Its Board of Directors

CHICAGO, February 25, 2021 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator, and developer of industrial real estate, announced today that Marcus L. Smith has been appointed to its board of directors and will serve as a member of its investment and nominating/corporate governance committees.

Mr. Smith is a director of MCSI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community. Mr. Smith was most recently the Director of Equity (Canada) and a portfolio manager at MFS Investment Management (“MFS”) until his retirement in April 2017. He was responsible for managing the MFS Institutional International Equity Portfolio and the International Concentrated Portfolio. During his tenure at MFS which began in 1994, he held a variety of positions, including Director of Equity (Asia) from 2010 to 2012, Director of Asian Research from 2005 to 2009, and Equity Analyst from 1995 to 2000.

Matthew S. Dominski, chairman of the board of directors of First Industrial, said, "We are excited to welcome Marcus to our board. Our company and our shareholders will benefit from his expertise in investing and financial markets, along with his demonstrated leadership in his business and philanthropic endeavors.”

Mr. Smith is also a trustee for certain Eaton Vance investment funds. He is a member of the Boston advisory board of the Posse Foundation and the Academic Advisory Committee for The Harvard Medical School. He previously served as a director of DCT Industrial Trust Inc. and as a trustee for the University of Mount Union. Mr. Smith holds a bachelor of science from the University of Mount Union and an MBA from the Wharton School, University of Pennsylvania.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.1 million square feet of industrial space as of December 31, 2020. For more information, please visit us at www.firstindustrial.com.

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Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320